Exhibit 10.2

                                 PROMISSORY NOTE


Principal Sum: $45,000                                  Dated: February 12, 2002

Holder:  Global Technologies, Ltd.
Address: 1811 Chestnut Street
         Suite 120
         Philadelphia, PA  19103
         Attention: Chairman
         Facsimile No.: 215.972.8183


     TNCI UK LIMITED, a company incorporated under the laws of England and Wales (the "Company"), hereby promises to pay the Principal Sum plus interest at a rate or 7% per annum to the order of Holder, its successors or permitted assigns. The Principal Sum plus interest shall be repaid to Holder in ten equal installments of principal and interest of $4,353.50 each with the first such payment due within 15 days of the date hereof, but in no event after the 28th of February 2002, and each of the successive nine payments due on the first day of each of March 2002 through and including November 2002, with a final payment of $4,352.50 due on the first day of December 2002, unless the Principal Sum, any accrued interest and any other charges become due earlier as a result of an Acceleration Declaration (as defined below). Any principal balance outstanding after the Maturity Date (the earlier to occur of December 1, 2002 and the date of an Acceleration Notice is referred to herein as the "Maturity Date") shall bear interest at the rate of 18% per annum (or, if less, the highest rate permitted by law) ("Default Interest"). Any payment not received by Holder within two days of the due date therefor shall be subject to a late charge of 5% of the amount then due. Payments shall be made to Holder by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Exhibit "A".

     The Company may at any time prepay the outstanding principal balance represented by this Note, in whole. Any such prepayment shall be by wire transfer of immediately available funds in accordance with the wire instructions provided by Holder that are attached hereto as Exhibit "A", together with written notice to Holder advising it of such prepayment. Prepayments will be applied first to any charges due, then to the reduction of any accrued interest and then to principal.

     An "event of default" with respect to this Note shall exist if any of the following shall occur:

     (i) The Company shall breach or fail to comply with any material provision of this Note and such breach or failure to comply shall continue for two days after written notice by Holder to the Company for a monetary default, and five days after written notice by Holder to the Company for a non-monetary default.

     (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 60 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 60 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 60 days after such filing.

     (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

     (iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

     If an event of default referred to above shall occur, the Holder may at any time thereafter, in addition to Holder's other remedies, by written notice to the Company (an "Acceleration Declaration"), declare the principal amount of this Note, plus any Default Interest and any other amounts due hereunder to be due and payable immediately.

     All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given by delivery in person, by facsimile, recognized overnight courier, e-mail, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (i) if to the Holder, to such address, e-mail address or facsimile number as is set forth in the heading hereof or as the Holder shall furnish to the Company in accordance with this paragraph, and (ii) if to the Company, to it at its headquarters office, e-mail address or facsimile number as set forth below, or to such other address as the Company shall furnish to the Holder in accordance with this paragraph. Delivery in person shall be deemed received by the intended recipient thereof upon delivery, by recognized overnight courier two days after receipt by such courier, by e-mail upon actual receipt, by registered or certified mail five days after posted, and by fax at the time indicated for delivery by a facsimile transmission confirmation sheet produced by the facsimile machine that originated the facsimile transmission.

     This Note shall be governed and construed in accordance with the laws of England and Wales applicable to agreements made and to be performed entirely within such jurisdiction. The courts in London, England shall have exclusive jurisdiction over this instrument and the enforcement hereof.

     The Company waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

     If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

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
     The Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

     This Note may be changed, terminated or otherwise modified only in writing executed by the party against whom such modification is sought to be enforced.

     Any notices required hereunder to the Company shall be sent, e-mailed or faxed to the Company's principal business address at:


         TNCI UK LIMITED
         The Mill
         Lodge Lane
         Derby DE1 3HB
         England
         Tel:  44(0) 1332 202 172
         Fax: 44(0) 1332 202 173
         Attention: Stephen J. Ollier, Managing Director









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
         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date first above written.


TNCI UK LIMITED


By: /s/ Stephen J. Ollier
    ---------------------------------
Name: Stephen J. Ollier
Title: Managing Director

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
                                    EXHIBIT A


                            -------------------------


                                WIRE INSTRUCTIONS




Chase Manhattan Bank
Beneficiary: Global Technologies, Ltd.
ABA:  021000021
Account #: 530768119

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